UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2011

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO		63044
(Address of principal executive offices)		(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2011, K-V Pharmaceutical Company (the “Company” or the “Registrant”), together with its subsidiaries Nesher Pharmaceuticals Inc. (“Nesher”) and DrugTech Corporation (“DrugTech”), entered into an Asset Purchase Agreement (the “Agreement”) with Zydus Pharmaceuticals (USA), Inc. and its subsidiary Zynesher Pharmaceuticals (USA) LLC (collectively, the “Buyer”) pursuant to which the Company, Nesher and DrugTech agreed to sell substantially all of the assets of Nesher and the Company’s generic products business (the “Divested Assets”) to the Buyer. The Company expects the transactions contemplated by the Agreement to close during the second quarter of the Company’s 2012 fiscal year, subject to customary closing conditions.

The Divested Assets, as more fully described in the Agreement, consist of: (i) all rights, title and interest in and to the Company’s Micro-K® 8 mEq and 10 mEq products and the Company’s generic products, including the Company’s Potassium Chloride ER Capsule products; (ii) the New Drug Applications and Abbreviated New Drug Applications related to the products; (iii) certain real property and real property leases associated with Nesher and the Company’s generics products business; (iv) manufacturing and other equipment associated with Nesher and the Company’s generics products business; (v) contracts, marketing materials and books and records associated with Nesher and the Company’s generics products business; (vii) the raw materials, work-in-process and finished products inventories associated with Nesher and the Company’s generics product business as of the closing of the transaction; (x) the Company’s accounts receivable and prepaid expenses associated with Nesher and the Company’s generics products business; and (xii) certain intellectual property associated with Nesher and the Company’s generics products business, including the trade name “Nesher.”

In consideration for the Divested Assets, the Buyer agreed to pay $60 million cash, subject to possible adjustment based upon the operating working capital of the business at the closing date, and agreed to assume certain liabilities of the Company’s generics business. At the closing of the transaction, the Buyer will deposit $7.5 million of the purchase price in an escrow arrangement for post-closing indemnification purposes.

In connection with the closing of the transactions contemplated by the Agreement, the Company and the Buyer have also agreed to enter into a supply agreement pursuant to which the Buyer will: (i) assist the Company with the FDA validation process to return the Company’s Gynazole•1® (butoconazole nitrate) Vaginal Cream, 2%, and Clindesse® (clindamycin phosphate) Vaginal Cream, 2% to market, and (ii) once the FDA validation process is complete, manufacture and supply such products to the Company. In connection with the sale of the Divested Assets, the parties also expect that the Buyer will lease certain facilities from the Company and the Company will provide specified transition support services to the Buyer to facilitate Buyer’s operations of the business.

Item 7.01	Regulation FD Disclosure.

On June 17, 2011, the Registrant, announced in a press release the transactions described above under Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated June 17, 2011, issued by K-V Pharmaceutical Company.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K or the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2011

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis, Jr.
Gregory J. Divis, Jr.
President and Chief Executive Officer